UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

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SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Spark Networks Cautions Stockholders Not to be Misled by Osmium’s

Inaccurate Statements and Deceptive Practices

LOS ANGELES, CA — 05/22/14 — Spark Networks, Inc. (NYSE MKT: LOV) (the “Company” or “Spark”), a leader in creating niche-focused brands that build and strengthen the communities they serve, today issued the following open letter to stockholders from the Company’s Board of Directors (the “Board”) summarizing the results of its strategy and cautioning stockholders not to be misled by the puffery and propaganda offered by Osmium Partners, LLC (“Osmium”). The full letter to stockholders follows:

Dear Fellow Stockholders:

We believe the value of your investment in Spark is under serious assault, but you have the ability to protect your investment. You have a choice—a choice to support a Board with experience, knowledge, a commitment to act in the interest of all stockholders and a clear track record of creating substantial returns over the past three years or the choice to support Osmium, which we believe has shown a history of shallow deception, offered a plan that lacks any substance, brings no relevant experience to the table and—most importantly—may have goals for its investment in Spark contrary to those of other stockholders.

In this letter we provide important facts regarding the disconnect between what Osmium has publicly stated about Spark and reality. We believe Osmium’s efforts amount to nothing more than a systematic attempt to mislead you by, among other things, mischaracterizing its interactions with your management, the substance of its “plan” for the company, and the caliber and “qualifications” of its slate of proposed nominees.

Given the choice between a qualified Board with the best interest of ALL stockholders at heart and what we consider an unqualified, self-interested slate put forth by Osmium, the answer is clear. We urge you to vote the enclosed WHITE proxy card promptly FOR our six director nominees – Gregory R. Liberman, Jonathan B. Bulkeley, Benjamin Derhy, David Hughes, Thomas G. Stockham and Vince Thompson.

OSMIUM CANNOT BE EXPECTED TO SERVE THE INTERESTS OF ALL STOCKHOLDERS

Osmium says that its slate is independent and yet, in its own letter dated May 15, 2014, Osmium makes it clear that its nominees’ “capital at risk” in Spark is largely a product of their investments in Osmium-run funds. Ultimately Osmium’s nominees are interested in Osmium’s fund performance, not in Spark’s long-term performance as a company.

DESPITE REPEATED PROMISES, OSMIUM HAS PROVIDED NO CONSTRUCTIVE IDEAS OR SUBSTANTIVE PLAN TO CREATE HIGHER STOCKHOLDER VALUE

Mr. Lewis regularly promised to deliver constructive ideas and strategies he claimed to have for the Company, but yet in each case, when the time came for Mr. Lewis to reveal his “plan,” he delivered nothing of substance. Now Osmium has at long last put forward what it calls a “plan.” In reality this document contains no actual business strategy or credible direction for the Company, but instead suggests nothing more than what amounts to an audit of the Company, consisting of vague, unnecessary research projects, all of which would be done at your expense.

OSMIUM HAS REPEATEDLY ACTED IN BAD FAITH DURING NEGOTIATIONS WITH SPARK.

WHAT’S TO STOP OSMIUM FROM ACTING IN BAD FAITH TOWARD YOU?

Your Board and management have long understood the value of having stockholder representation on our Board, as reflected by Great Hill Partners’ representation through December 2013. When Mr. Lewis initially sought a seat for himself, your Nominating Committee engaged in a constructive dialogue to evaluate his ability to contribute to the Board’s work, and ultimately offered Mr. Lewis a seat on the Board. Any suggestion to the contrary is factually incorrect and patently misleading with respect to our commitment to good governance, as represented by the true timeline of events, which is described in greater detail in the appendix attached to this letter.

OSMIUM HAS A HISTORY OF CHANGING ITS POSITION BASED ON WHATEVER IS MOST CONVENIENT FOR ITS OWN INTERESTS. THIS RAISES THE OBVIOUS QUESTION:

HOW CAN OUR STOCKHOLDERS REALLY TRUST WHAT OSMIUM SAYS AT ANY GIVEN MOMENT?

Osmium’s inexplicable flip-flops in its stated view of Spark management are a perfect example of why Osmium cannot be trusted. In both 2012 and 2013 Mr. Lewis lavished praise on our Chairman and CEO, Greg Liberman, inviting him to showcase Spark’s progress at Osmium’s annual investor conference and calling his presentations “great” and “outstanding.” Why would Mr. Lewis highlight Spark and Mr. Liberman at his two annual investor conferences and sing his praises during a period in which he claims Mr. Liberman “destroyed value?”

OSMIUM CAN’T SEEM TO GET ITS FACTS STRAIGHT – LEAVING US TO ASK:

“IS OSMIUM INTENTIONALLY SEEKING TO MISLEAD YOU – OR DOES OSMIUM SIMPLY NOT UNDERSTAND OUR BUSINESS?”

YOU DECIDE.

Osmium’s letters to you and your fellow stockholders are replete with what we consider material misstatements and glaring omissions of key material facts. We encourage Osmium to correct these errors publicly as a show of their commitment to the transparency that they so adamantly claim to value. Among the many examples are:

•	Rather than focus on the period during which Mr. Liberman has been in the position of CEO and the period under which the Company has executed against a new growth strategy, Osmium continues to cherry-pick data points going back eight years to a time when Mr. Liberman was not on the Board and was not our Chief Executive Officer, and therefore was without any real ability to effect changes, in an attempt to misrepresent the Company’s current financial performance.

•	Osmium continues to mischaracterize the competitive landscape as demonstrated by Osmium’s statements regarding the degree of similarity between Spark and Zoosk. Spark is focused on building authentic, niche-focused brands, not a mass-market dating business. If Osmium intends to emulate Zoosk’s or Match.com’s approach at Spark, we can assure you that such an approach will alienate the strong communities we have worked so diligently to build.

•

Most concerning are perhaps Osmium’s remarkable statements that its attempt to occupy a majority of seats on the Board “is not an issue of control.” Consider this: if Osmium’s director nominees are elected, their slate would occupy a majority of seats on the Board and, as a result,

Osmium would effectively control the Company. Osmium’s assertion that its solicitation of proxies that would enable it to garner control of your Board is somehow not about “control” of the Company is simply absurd.

THE CHOICE IS CLEAR — VOTE THE WHITE PROXY CARD TODAY

YOUR VOTE IS IMPORTANT — NO MATTER HOW MANY SHARES YOU OWN

MAKE YOUR VOICE HEARD

Spark’s upcoming Annual Meeting presents you and all stockholders with a choice. We believe the choice is clear: you can vote to reelect an experienced, proven Board that is currently executing on a business plan that is working or you can vote for a hand-picked, untested slate of nominees with no discernible business plan backed by one or more activist funds with unclear and unstated investment objectives.

We urge you to vote the WHITE PROXY CARD today for Spark’s six highly qualified incumbent candidates. This Board is committed to its proven strategic plan and to continuing to drive attractive stockholder returns for you.

Whether or not you plan to attend Spark’s Annual Meeting, you have the opportunity to protect your investment by promptly voting the WHITE PROXY CARD. The Company urges you to vote today by telephone, by Internet, or by signing, dating and returning the enclosed WHITE PROXY CARD in the postage-paid envelope provided. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

Sincerely,

Board of Directors

Spark Networks, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. For a discussion of these and further risks and uncertainties, please see our filings with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

Additional Information and Where to Find It

Spark, its directors and certain of its executive officers and employees are considered to be participants in the solicitation of proxies from stockholders in connection with the matters to be presented at Spark’s 2014 Annual Meeting. On April 30, 2014, Spark filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from its stockholders and has mailed its proxy statement to stockholders along with a WHITE PROXY CARD. SPARK NETWORKS, INC. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement filed by the Company with the SEC in connection with the Company’s 2014 Annual Meeting. Stockholders may obtain the definitive proxy statement and any other documents filed by the Company with the SEC in connection with the 2014 Annual Meeting free of charge at the SEC’s website at www.sec.gov, at the Company’s website at www.spark.net, or by writing to Spark Networks, Inc. at 11150 Santa Monica Blvd., Suite 600, Los Angeles, CA 90025, or by contacting Georgeson Inc. at 888-293-6812 or sparknetworks@georgeson.com.

Contact:

The Abernathy MacGregor Group

Tom Johnson, 212-371-5999

Ian Campbell or Amy Feng, 213-630-6550

Georgeson Inc.

Bill Fiske, 201-222-4250

Steven Pantina, 201-222-4229

APPENDIX: TIMELINE OF RELEVANT INTERACTIONS WITH OSMIUM AND AFFILIATES

Date	Event

Second Half of 2013	In advance of divestment by former largest stockholder (Great Hill Partners), Board began its search for new directors

November 20, 2013	Great Hill Partners sold nearly its entire remaining position in Spark

November 22, 2013

Mr. Lewis scheduled a call with Mr. Liberman with the request that nobody else be on the call and that it be “between just you and me”:

Mr. Liberman took the call, but it was not just Mr. Lewis. In fact, Mr. Lewis introduced his “friend and lawyer,” Murray Indick. Mr. Lewis and Mr. Indick initially demanded two Board seats, but then during the call, reduced their demand to Mr. Lewis himself being considered as a director.

December 2013

The Company began the review process for appointing Mr. Lewis to the Board. As part of the nomination process, he was asked to return a number of standard forms.

Mr. Lewis unilaterally altered the Company’s standard forms and took much longer to submit the information than the other director candidates under consideration at the same time, thereby slowing the entire process as all of the candidates were being reviewed together.

December 19, 2013

Spark’s General Counsel, Josh Kreinberg, met with Michael McConnell, one of Osmium’s current nominees. Mr. McConnell held himself out as having discussed the situation with Mr. Lewis and offered the possibility of his joining the Board, instead of Mr. Lewis, to represent Osmium’s interests as a compromise.

During a subsequent call, Mr. Lewis told Mr. Liberman that Mr. McConnell did not represent Osmium or him. In February, Mr. McConnell was eventually identified as a member of Osmium’s slate.

January 2014	Mr. Lewis informed the Company that he needed to know by the end of the second week of February whether he would be appointed to the Board and never raised any other specific timing concerns.

February 13, 2014

Spark’s Chair of the Nominating Committee informed Mr. Lewis that he would be invited to join the Board and Company advisors contacted Mr. Lewis to discuss the relevant terms of the appointment.

Mr. Lewis asked if there were any other candidates being appointed at the same time and was told there were two other additions to which he responded, “great.”

February 14, 2014	Before Mr. Lewis’ self-imposed deadline and ten days before the Company’s stockholder nomination deadline, the Company formally delivered a proposed agreement to Mr. Lewis.

February 14 - 21, 2014	Mr. Lewis did not respond to the proposed agreement despite repeated outreach attempts and was unavailable for discussion with the Company or its advisors.

February 21, 2014	Mr. Lewis submitted a letter to the Company demanding four Board seats, corporate governance changes and control of the Company.

February 28, 2014	The Company responded to Mr. Lewis’ control demand with a letter.

March 3, 2014

A Spark director, Benjy Derhy, flew to San Francisco to meet Mr. Lewis. The two met and agreed in principle that Mr. Lewis and one other mutually agreeable member of Mr. Lewis’s proposed slate would join the Board.

Mr. Lewis agreed to finally respond to the prior draft agreement to set the terms for joining the Board.

March 4, 2014	Rather than commenting on the prior agreement, which was in Osmium’s possession for almost three weeks, Osmium submitted a new agreement to the Company.

March 5, 2014	Spark replied with suggested edits to Osmium’s proposed agreement.

March 6, 2014	Spark repeatedly attempted to make contact with Osmium and its advisors, but received no response.

March 7, 2014	With no communication in the interim, Osmium’s counsel “terminated” any settlement discussions on behalf of Osmium in an email claiming that the proposed agreement Osmium sent earlier in the week was “not an invitation to bid.”

SPARK NETWORKS, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 17, 2014.

Vote by Internet

•   Log on to the Internet and go to http://proxy.georgeson.com/

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

A. Proposals –

The Board of Directors recommends that you vote “FOR” each of the director nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS For all nominees listed (except as indicated to the contrary below)	☐	☐	☐

Director Nominees: Jonathan B. Bulkeley, Benjamin Derhy, David Hughes,

Gregory R. Liberman, Thomas G. Stockham, Vince Thompson

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors recommends that you vote “FOR” Proposal 2.

		For	Against	Abstain
2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	☐	☐	☐

The Board of Directors recommends that you vote “AGAINST” Proposals 3, 4, and 5.

		For	Against	Abstain

3.	TO VOTE ON THE STOCKHOLDER PROPOSAL REGARDING POISON PILLS, IF PROPERLY PRESENTED.	☐	☐	☐

		For	Against	Abstain

4.	TO VOTE ON THE STOCKHOLDER PROPOSAL TO AMEND OUR AMENDED AND RESTATED BYLAWS REGARDING SPECIAL MEETINGS OF STOCKHOLDERS, IF PROPERLY PRESENTED.	☐	☐	☐

		For	Against	Abstain

5.	TO VOTE ON THE STOCKHOLDER PROPOSAL TO AMEND OUR AMENDED AND RESTATED BYLAWS REGARDING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS, IF PROPERLY PRESENTED.	☐	☐	☐

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the six nominees for director, “FOR” Proposal 2, and “AGAINST” Proposals 3, 4 and 5.

In their discretion, the proxies are authorized to vote “FOR” the election of such substitute nominee(s) for director as the Board of Directors of Spark Networks, Inc. shall select, and upon such other matters as may properly come before the Annual Meeting.

B. Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) - Please print date below	Signature 1 – Please keep signature within box.	Signature 2 – Please keep signature within box.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2014. The 2014 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2013 are also available at www.edocumentview.com/SPARK.

Proxy — SPARK NETWORKS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) hereby acknowledge receipt of the 2014 Notice of Annual Meeting of Stockholders (“Annual Meeting”) of Spark Networks, Inc. (the “Company”) dated April 30, 2014, and the accompanying Proxy Statement related to the Annual Meeting, and appoint each of BRETT A. ZANE and JOSHUA A. KREINBERG, and either of them, with full power of substitution in each, as attorney-in-fact and proxies for, and in the name and place of, the undersigned at the Annual Meeting.

Said proxies are hereby given authority to vote all shares which the undersigned is entitled to vote at the Annual Meeting, to be held at 9:00 a.m. local time, on June 18, 2014, at 11355 West Olympic Boulevard, Los Angeles, CA 90064, and at any and all adjournments or postponements thereof, on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon. Said proxies may vote according to their discretion on any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof.

If not otherwise specified, shares will be voted FOR all nominees in Proposal 1, FOR Proposal 2, and will be voted AGAINST Proposals 3, 4 and 5 as described in the Proxy Statement, and as the proxy holders deem advisable on such matters as may properly come before the Annual Meeting.

Our Board of Directors has fixed the close of business on April 28, 2014 as the record date (the “Record Date”) for determining the stockholders entitled to notice and to vote at our Annual Meeting or any adjournment or postponement thereof. Only stockholders at the close of business on the Record Date are entitled to vote at our Annual Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed on the reverse side.)